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                                                          EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to incorporation by reference in the Registration Statement
(Form S-8 No. 33-74716) pertaining to the Uniphase Corporation 1984 Amended and Restated Stock Plan, the 1993 Flexible Stock Incentive Plan, the 1993 Amended and Restated Employee Stock Purchase Plan; the Registration
Statement (Form S-8 No. 33-31722) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-09937) pertaining to the Uniphase Telecommunications Products, Inc. 1995 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-39423) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan and the 1996 Nonqualified Stock Option Plan; the Registration Statement
(Form S-8 No. 333-62465) pertaining to the Uniphase Corporation 1998
Employee Stock Purchase Plan and the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; and the Registration
Statement (Form S-3 No. 333-27931) of Uniphase Corporation and in the related Prospectus of our report dated August 4, 1998, with respect to the consolidated financial statements and schedule of Uniphase Corporation, included in this Annual Report (Form 10-K), for the year ended June 30, 1998.



                                       \s\ Ernst & Young LLP



San Jose, California
September 28, 1998